UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2018
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On May 1, 2018, Federal Signal Corporation (the “Company”) appointed Lauren B. Elting, 36, as the Company’s Principal Accounting Officer. In this capacity, Ms. Elting will assume the accounting responsibilities previously held by Ian A. Hudson, Senior Vice President and Chief Financial Officer, who will continue to serve as the Company’s Principal Financial Officer. Since joining the Company in January 2017, Ms. Elting has held finance positions of increasing responsibility, most recently as Vice President and Corporate Controller. Ms. Elting will continue to serve in this role. Prior to joining the Company, Ms. Elting worked at Ernst & Young LLP from 2004 to 2016, most recently as Senior Audit Manager.

The material economic terms of Ms. Elting’s compensation in her new capacity as the Company’s Principal Accounting Officer are summarized below:

Annual Base Salary: Ms. Elting will receive an annual base salary of $225,000.

Short-Term Incentive Bonus: Ms. Elting will be eligible for an annual cash incentive bonus equal to 40% of her annual base salary at target and capped at 80% of her annual base salary, calculated and paid according to the Company’s Short-Term Incentive Bonus Plan.

Long-Term Incentive Bonus: Subject to the approval of the Company’s Compensation and Benefits Committee, Ms. Elting will be eligible to receive a long-term equity incentive award during 2018 with a target value of approximately $100,000.

Other Benefits: Ms. Elting’s compensation package also includes a monthly car allowance and eligibility to participate in the Company’s non-qualified Savings Restoration Plan. Ms. Elting will also be eligible for Tier II severance benefits, subject to the terms and conditions of the Company’s Executive General Severance Plan, and Tier II Change-in-Control benefits under the terms of the applicable agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders on May 1, 2018. As of the March 5, 2018 record date, there were 60,002,274 shares of the Company’s common stock outstanding. The holders of 55,609,218 shares of common stock, representing 92.68% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy. This amount represented a quorum. Set forth below are the final voting results for each of the three proposals submitted to a vote of the Company’s stockholders at the meeting. The proposals are described in detail in the Company’s 2018 Proxy Statement filed with the SEC on March 16, 2018 (the “2018 Proxy Statement”).

Proposal 1.

The following nominees were elected to the Board of Directors to hold office for one year or until their successors are elected and qualified. There were no abstentions, and 4,100,373 broker non-votes, with respect to this matter. The voting results were as follows:

	For	Withhold
James E. Goodwin	50,781,653	727,192
Bonnie C. Lind	51,068,206	440,639
Dennis J. Martin	50,840,758	668,087
Richard R. Mudge	51,068,437	440,408
William F. Owens	50,972,024	536,821
Brenda L. Reichelderfer	50,798,445	710,400
Jennifer L. Sherman	50,981,241	527,604
John L. Workman	51,068,732	440,113

Proposal 2.

The stockholders, in an advisory vote, approved the named executive officer compensation as disclosed in the Company’s 2018 Proxy Statement. There were 4,100,373 broker non-votes with respect to this matter. The voting results were as follows:

For	Against	Abstentions
50,557,092	820,072	131,681

In accordance with the stockholder vote at our 2017 Annual Meeting of Stockholders, the Board determined that the Company's policy is to hold a stockholder advisory vote on executive compensation every year until the next required advisory vote on the frequency of such votes. The Company is required to hold advisory votes on frequency every six years.

Proposal 3.

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018. There were no broker non-votes with respect to this matter. The voting results were as follows:

For	Against	Abstentions
55,453,504	137,812	17,902

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: May 7, 2018	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer